Exhibit 3.30
BY-LAWS
of
STANDARD PAPER SOFTWARE MARKETING CORPORATION
ARTICLE I
Stockholders
          1. Annual Meeting. The annual meeting of stockholders shall he held on the third Tuesday in February of each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 o’clock a.m., unless a different hour is fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles if Organization or by these By-Laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.
          2. Special Meeting. Special meetings of stockholders may be called by the President or by the Directors. Upon written application of one or more stockholders who hold at least 20 percent of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer. The call for the meeting shall state the date, hour, place and the purposes of the meeting.
          3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the Untied States) is fixed by the Directors or the president and stated in the notice of the meeting.

          4. Notice of Meetings. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be gives by the Clerk or by the person calling the meeting at least seven days before the meeting to each stockholder, who by law, by the Articles of Organization or by these By-Laws is entitled, to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. No notice need be given to any stockholder, if a written waiver of notice executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.
          5. Quorum. The holder of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice; except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.
          6. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to tie executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.
          7. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter, (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock if that class present or represented and voting on a matter) except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.
          8. Action without Meeting. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.
ARTICLE II
Directors
          1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
          2. Election. A Board of Directors of such number, not less than three, nor more than twenty five, as shall be fixed by the stockholders, shall be elected by the stockholders at the annual meeting.
          3. Vacancies. Any vacancy in the Board of Directors, other than a vacancy resulting from the enlargement of the Board, may be filled by the stockholders or, in the absence of stockholder action, by the Directors.
          4. Enlargement of the Board. The number of the Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders or by the Directors by vote of a majority of the Directors then in office.
          5. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk, or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
          6. Removal. A Director may be removed from office with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

          7. Meetings. Regular meetings of the Directors nay be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.
     Special meetings of the Directors may be held at any time and place designated in a call by the President, Treasurer or two or more Directors.
          8. Notice of Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such person, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address it least twenty four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting.
          9. Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

          10. Action at Meeting. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws, shall be sufficient to decide such matter.
          11. Action by Consent. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors’ meetings. Such consent shall be treated as a vote of the Directors for all purposes.
          12. Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, unless otherwise provided by these By-Laws for the Directors.
ARTICLE III
Officers
          1. Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks and Secretary, as the Directors may determine.
          2. Election. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.
          3. Qualification. The President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.
          4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
          5. Removal. The Directors may remove any officer with or without cause by vote of a majority of the entire number of Directors then in office, provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board Directors prior to action thereon.
          6. President and Vice President. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors, he shall preside, when present, at all meetings of stockholders and of the Directors.
          Any Vice President shall have such powers as the Directors may from time to time designate.

          7. Treasurer and Assistant Treasurer. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of amount. He shall have custody of all funds, securities and valuable documents of the corporation, except as the Directors may otherwise provide.
          Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.
          8. Clerk and Assistant Clerks. The Clark shall keep a record of the meetings of stockholders. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each.
          In case a Secretary is not elected, the Clerk shall keep a record of the meetings of the Directors.
          Any Assistant Clerk shall have such powers as the Directors may from time to time designate. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.
          9. Secretary and Assistant Secretaries. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, other wise a Temporary Secretary designated by the person presiding at the meeting, shall keep a record of the meetings of the Directors.
          Any Assistant Secretary shall have such powers as the Directors may from time to time designate.

          10. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may frost time to time designate.
ARTICLE IV
Capital Stock
          1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Clerk, but when a certificate is countersigned by a transfer agent for a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificates shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.
          Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization the By-Laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.
          2. Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.
          It shall be the duty of each stockholder to notify the corporation of his post office address.
          3. Record Date. The Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.
          4. Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.
ARTICLE V
Miscellaneous Provisions
          1. Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the twelve months ending the last day of November.
          2. Seal. The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word “Massachusetts”, and the year of its incorporation.
          3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.
          4. Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

          5. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.
          6. Indemnification of Officers and Directors. Any person made a party to or involved in any litigation (including any civil, criminal or administrative action, suit or proceeding) by reason of the fact that he, his testator or intestate, is or was a Director or Officer of the corporation or of any corporation which he, his testator or intestate served as such at the request of the corporation, or by reason of his alleged negligence or misconduct in the performance of his duties as such Director or Officer, shall be indemnified by the corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of such litigation, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such litigation that such Director or Officer is liable to the corporation, or to any such other corporation, for negligence or misconduct in the performance of his duties. (A conviction or judgment entered in connection with a compromise or settlement of any such litigation shall not by itself be deemed to constitute an adjudication of liability for such negligence or misconduct).

          As used herein the term “expenses” shall include fines or penalties imposed and amounts paid in compromise or settlement of any such litigation only if (a) independent legal counsel designated by a majority of the members of the Board of Directors other than those who have incurred expenses in connection with such litigation for which indemnification has been or is to be sought shall have advised the corporation that in the opinion of such counsel such Director or Officer is not liable to the corporation or such other corporation for negligence or misconduct in the performance of his duties in respect to the subject of such litigation, and (b) a majority of such members of the Board of Directors shall have made a determination that such compromise or settlement was or will be in the interest of the corporation.
          Any amount payable by way of indemnity under this By-Law may be determined and paid pursuant to a resolution of a majority of the members of the Board of Directors of the corporation, other than those who have incurred expenses in connection with such litigation for which indemnification has been or is to be sought; or may be determined and paid pursuant to an order or allowance by a Court of the Commonwealth of Massachusetts.
          The right of indemnification provided by this By-Law shall not be deemed exclusive of any right to which such persons shall be entitled to apart from this By-Law.
          7. Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.
          8. Amendments. These By-Laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. No change in the date of the annual meeting may be made within sixty days before the date fixed in these By-Laws.